Exhibit 31.2
CERTIFICATION

I, Laura Coffey, certify that:
1.    I have reviewed this Annual Report on Form 10-K/A of Solo Brands, Inc.; and
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 9, 2024	By:	/s/ Laura Coffey
Laura Coffey Chief Financial Officer
(Principal Financial Officer)